Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II-Florida Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Florida Portfolio (the "Portfolio") was held on November 15, 2005 and adjourned until December 6, 2005. At the November 15, 2005
Meeting, with respect to the first item of business, the election of Trustees, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

9,791,829
498,338
223,159
3,170,200
3.C.  Underwriting Securities

9,764,959
525,208
223,159
3,170,200
3.D.  Concentration of Investments

9,764,265
555,915
193,147
3,170,200
3.E.  Real Estate and Companies
         That Deal In Real Estate

9,802,137
474,542
236,647
3,170,200
3.F.   Commodity Contracts and
         Futures Contracts

9,768,523
521,645
223,159
3,170,200
3.G.   Loans

9,768,919
495,622
248,785
3,170,200
3.H.   Joint Securities Trading
          Accounts

9,764,144
526,024
223,159
3,170,200
3.L.   Purchase of Securities on
         Margin

9,789,803
530,376
193,147
3,170,200
3.M.  Short Sales

9,890,608
429,571
193,147
3,170,200
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

9,889,101
395,051
229,174
3,170,200
3.V.  Option Transactions

9,787,543
532,637
193,147
3,170,200





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.

9,440,405
415,398
657,523
3,170,200